UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Novanta Inc.

(Exact name of registrant as specified in its charter)

New Brunswick, Canada	98-0110412
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

125 Middlesex Turnpike Bedford, Massachusetts	01730
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.50% Tangible Equity Units	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-285204.

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1.	Description of Registrant’s Securities to be Registered.

Novanta Inc. (the “Registrant”) registers hereunder its 6.50% Tangible Equity Units (the “Units”). For a description of the Units, reference is made to the information under the heading (i) “Description of the Units” in the prospectus supplement dated November 6, 2025 (the “Prospectus Supplement”) filed by the Registrant with the U.S. Securities and Exchange Commission (the “Commission”) on November 7, 2025 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, to the prospectus dated November 5, 2025 (the “Prospectus”) filed as part of the Registrant’s registration statement on Form S-3 (File No. 333-285204), as filed with the Commission on November 5, 2025 and (ii) “Description of Other Securities” in the Prospectus. Each Unit is comprised of a prepaid stock purchase contract and a senior amortizing note. For a description of the Units, reference is made to the information under the heading (i) “Description of the Units” in the Prospectus Supplement and (ii) “Description of Other Securities” in the Prospectus. For a description of the prepaid stock purchase contract, reference is made to the information under the heading (i) “Description of the Purchase Contracts” in the Prospectus Supplement, (ii) “Description of Other Securities” in the Prospectus and (iii) “Description of Common Shares” in the Prospectus. For a description of the senior amortizing note, reference is made to the information under the heading (i) “Description of the Amortizing Notes” in the Prospectus Supplement and (ii) “Description of Debt Securities” in the Prospectus. Each such description referred to above, and the Prospectus and Prospectus Supplement, is hereby incorporated herein by reference and made part of this registration statement in its entirety.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are filed herewith or incorporated herein by reference because no securities of the Registrant other than the Company’s Common Shares or the Units are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: November 10, 2025

Novanta Inc.

By:	/s/ Robert J. Buckley
Name:	Robert J. Buckley
Title:	Chief Financial Officer